SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. _ )

Filed by the Registrant    [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


         -----------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                           TITANIUM METALS CORPORATION
         -----------------------------------------------------------


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
         (1) Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
         (2)      Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
         (3) Per-unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
         (4)      Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
         (5)      Total fee paid:

          ----------------------------------------------------------------------
[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

          ----------------------------------------------------------------------
         (2)      Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
         (3)      Filing Party:

          ----------------------------------------------------------------------
         (4)      Date Filed:

          ----------------------------------------------------------------------

                                     [LOGO]





                           TITANIUM METALS CORPORATION
                            1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO 80202



April 4, 2000



Dear Stockholder:

You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Titanium Metals Corporation ("TIMET" or the "Company"), which will be held on Wednesday, May 17, 2000, at 10:00 a.m. (Mountain Time), at the Company's executive offices located at 1999 Broadway, Suite 4300, Denver, Colorado. In addition to matters to be acted on at the meeting, which are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, we will update you on the Company. I hope that you will be able to attend.

Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope so that your shares are represented and voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the Inspector of Election for the meeting in accordance with TIMET's Bylaws.


                                        Sincerely,




                                        J. Landis Martin
                                        Chairman of the Board,
                                        President and Chief Executive Officer

                           TITANIUM METALS CORPORATION
                            1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO 80202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 17, 2000

To the Stockholders of Titanium Metals Corporation:

NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders (the "Meeting") of Titanium Metals Corporation, a Delaware corporation ("TIMET" or the "Company"), will be held on Wednesday, May 17, 2000, at 10:00 a.m. (Mountain
Time), at the Company's executive offices located at 1999 Broadway, Suite 4300, Denver, Colorado, for the following purposes:

     (1) To elect six directors to serve until the 2001 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

     (2) To consider and vote on the Company's Executive Stock Ownership Loan Plan; and

     (3) To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors of the Company set the close of business on March 22, 2000, as the record date (the "Record Date") for the Meeting. Only holders of TIMET's common stock, $.01 par value per share, at the close of business on the Record Date, are entitled to notice of, and to vote at, the Meeting. The stock transfer books of the Company will not be closed following the Record Date. A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by any TIMET stockholder, for purposes related to the Meeting, for a period of ten days prior to the Meeting, at TIMET's corporate offices located at 1999 Broadway, Suite 4300, Denver, Colorado.

You are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting in person, please complete, date and sign the accompanying proxy card or voting instruction form and return it promptly in the enclosed envelope to ensure that your shares are represented and voted in accordance with your wishes. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement. If you choose, you may still vote in person at the Meeting even though you previously submitted your proxy.

In accordance with the Company's Bylaws, your vote, whether given by proxy or in person at the Meeting, will be held in confidence by the Inspector of Election for the Meeting.

                                            By order of the Board of Directors,



                                            Robert E. Musgraves
                                            Executive Vice President,
                                            General Counsel and Secretary

Denver, Colorado
April 4, 2000

                           TITANIUM METALS CORPORATION
                            1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO 80202

                              ---------------------

                                 PROXY STATEMENT

                              ---------------------

                               GENERAL INFORMATION

This Proxy Statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board of Directors") of Titanium Metals Corporation, a Delaware corporation ("TIMET" or the "Company"), for use at the 2000 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 17, 2000, at 10:00 a.m. (Mountain Time), at the Company's executive offices located at 1999 Broadway, Suite 4300, Denver, Colorado, and at any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the accompanying proxy card or voting instruction form will first be mailed to the holders of TIMET's common stock, $.01 par value per share ("TIMET Common Stock"), on or about April 7, 2000.

                             PURPOSE OF THE MEETING

Stockholders of the Company represented at the Meeting will consider and vote upon (i) the election of six directors to serve until the 2001 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified, (ii) a proposal to approve the Company's Executive Stock Ownership Loan Plan and (iii) such other business as may properly come before the Meeting. The Company is not aware of any business to be presented for consideration at the Meeting other than as set forth in items (i) and (ii) above.

                            VOTING RIGHTS AND QUORUM

The presence, in person or by proxy, of the holders of a majority of the shares of TIMET Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting. Shares of TIMET Common Stock that are voted to abstain from any business coming before the Meeting and broker/nominee non-votes will be counted as being in attendance at the Meeting for purposes of determining whether a quorum is present.

At the Meeting, directors of the Company will be elected by a plurality of the affirmative vote of the outstanding shares of TIMET Common Stock present (in person or by proxy) and entitled to vote. The accompanying proxy card or voting instruction form provides space for a stockholder to withhold authority to vote for any or all nominees for the Board of Directors. Neither shares as to which authority to vote on the election of directors has been withheld nor broker/nominee non-votes will be counted as affirmative votes to elect nominees for the Board of Directors. However, since director nominees need only receive the vote of a plurality of the shares represented (in person or by proxy) at the Meeting and entitled to vote, a vote withheld from a particular nominee will not affect the election of such nominee.

Except as otherwise required by the Company's Restated Certificate of Incorporation, any other matter that may be submitted to a stockholder vote, including the approval of the Company's Executive Stock Ownership Loan Plan, will require the affirmative vote of a majority of the shares represented at the

Meeting (in person or by proxy) and entitled to vote. Shares of TIMET Common Stock that are voted to abstain from any business coming before the Meeting and broker/nominee non-votes will not be counted as votes for or against the approval of the Company's Executive Stock Ownership Loan Plan or any other matter coming before the Meeting.

First Chicago Trust Division of EquiServe ("First Chicago"), the transfer agent and registrar for TIMET Common Stock, has been appointed by the Board of Directors to ascertain the number of shares represented, receive proxies and ballots, tabulate the vote and serve as Inspector of Election at the Meeting. All proxies and ballots delivered to First Chicago will be kept confidential by First Chicago in accordance with the Company's Bylaws.

The record date set by the Board of Directors for the determination of stockholders entitled to notice of, and to vote at, the Meeting is the close of business on March 22, 2000 (the "Record Date"). Only holders of shares of TIMET Common Stock at the close of business on the Record Date are entitled to vote at the Meeting. As of the Record Date, there were 31,371,405 shares of TIMET Common Stock issued and outstanding, each of which will be entitled to one vote on each matter that comes before the Meeting.

As of the Record Date, Tremont Corporation ("Tremont") and other entities related to Harold C. Simmons held, in the aggregate, approximately 47.6% of the outstanding shares of TIMET Common Stock. Tremont and such other entities have indicated their intention to have such shares represented at the Meeting and to vote such shares "FOR" the election of all of the nominees for director set forth in this proxy statement and "FOR" the approval of the TIMET Executive Stock Ownership Loan Plan. If all of such shares are voted as indicated and all other outstanding shares of TIMET Common Stock are represented and voted at the meeting, the additional affirmative vote of approximately 2.5% or more of the TIMET Common Stock entitled to vote will assure the election of each of the director nominees set forth below and the approval of the TIMET Executive Stock Ownership Loan Plan. In addition, all of such nominees for director will be elected if no other person receives the vote of more shares than the number of shares voted by Tremont and such other entities.

                               PROXY SOLICITATION

This proxy solicitation is being made by and on behalf of the Board of Directors of the Company. The Company will pay all expenses of this proxy solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies by telephone or personal contact for which such persons will receive no additional compensation. The Company has retained D.F. King & Co., Inc. to aid in the distribution of this Proxy Statement, at a cost that the Company estimates will be approximately $3,500. In addition, upon request, the Company will reimburse banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of TIMET Common Stock held of record by such entities.

All shares of TIMET Common Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted in accordance with the instruction indicated in such proxies. If no instructions are indicated, such shares will be voted (a) "FOR" the election of each of the six nominees set forth below as directors, (b) "FOR" approval of the Company's Executive Stock Ownership Loan Plan, and (c) in the discretion of the proxy holders on any other matter that may properly come before the Meeting. Each holder of record of TIMET Common Stock giving the proxy enclosed with this Proxy Statement may revoke it at any time, prior to the voting thereof at the Meeting, by (i) delivering to First

Chicago a written revocation of the proxy, (ii) delivering to First Chicago a duly executed proxy bearing a later date, or (iii) voting in person at the Meeting. Attendance by a stockholder at the Meeting will not in itself constitute the revocation of a proxy previously given.

                        PROPOSAL 1-ELECTION OF DIRECTORS

The Bylaws of the Company currently provide that the Board of Directors shall consist of a minimum of three and a maximum of seventeen persons, as determined from time to time by the Board of Directors in its discretion. The number of directors is currently set at six. The six directors elected at the Meeting will hold office until the 2001 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified.

All of the nominees set forth below are currently directors of the Company whose term will expire at the Meeting. All nominees have agreed to serve if elected. If any nominee is not available for election at the Meeting, the proxy will be voted for an alternate nominee to be selected by the Board of Directors, unless the stockholder executing such proxy withholds authority to vote for the election of directors. The Board of Directors believes that all of its present nominees will be available for election at the Meeting and will serve if elected.

The Board of Directors recommends a vote "FOR" each of the nominees identified below.

NOMINEES FOR DIRECTOR
The following information has been provided by the respective nominees for election to the Board of Directors.

Joseph S. Compofelice, 50, has been a director of TIMET since 1994 (except for a period during 1996). Mr. Compofelice has been Chairman of the Board and Chief Executive Officer of CompX International Inc. ("CompX"), a manufacturer of ergonomic computer support systems, precision ball bearing slides and security products, since 1998. Mr. Compofelice was Vice President and Chief Financial Officer of TIMET from 1996 until 1998. From 1994 until 1998, he was also Vice President and Chief Financial Officer of Tremont and NL Industries, Inc. ("NL"), a manufacturer of titanium dioxide pigment. Mr. Compofelice has also served as a director of NL since 1995. From prior to 1995 until 1998, Mr. Compofelice was Executive Vice President of Valhi, Inc. ("Valhi"), which is engaged in waste management, in component products through CompX, and in the titanium dioxide pigment industry through NL. Valhi and other persons and entities related to Harold C. Simmons hold approximately 71.2% of the outstanding shares of common stock of Tremont ("Tremont Common Stock"). Valhi and Tremont hold approximately 59.5% and 20.2%, respectively, of the outstanding shares of common stock of NL ("NL Common Stock"). CompX is a majority owned subsidiary of Valhi. Valhi, Tremont, NL and CompX may be deemed to be affiliates of TIMET. Mr. Compofelice serves as chairman of TIMET's Pension and Employee Benefits Committee and is a member of TIMET's Audit Committee and Nominations Committee.

Edward C. Hutcheson, Jr., 54, has been a director of TIMET since 1996. Since 1997, Mr. Hutcheson has served in various capacities with Pinnacle Global Group, Inc. ("Pinnacle"), a publicly owned financial services company, and its predecessor private companies. Mr. Hutcheson is presently a Principal of PGG Capital, the merchant banking arm of Pinnacle, and he previously served as Chief Operating Officer of the predecessor holding company and as Principal of HWG Capital, LLC ("HWG Capital"), an affiliate of the Houston-based investment banking firm of Harris Webb & Garrison. In 1994, Mr. Hutcheson co-founded Crown Castle International Corporation ("Crown Castle"), a leading provider of communication sites and wireless network services, and served as its Chief Executive officer from 1994 until 1997. Crown Castle is a publicly owned company that owns and operates nearly 11,000 wireless communications sites throughout the U.S. and in the U.K. and Australia. Mr.

Hutcheson also serves on the board of directors of Crown Castle, Trico Marine Services, Inc., Pinnacle Management & Trust Co. and Sanders Morris Harris. Mr. Hutcheson serves as chairman of TIMET's Management Development and Compensation Committee (the "Compensation Committee") and is a member of TIMET's Audit Committee and Nominations Committee.

J. Landis Martin, 54, has been Chairman and a director of TIMET since 1987, Chief Executive Officer of TIMET since 1995 and President since January 2000 and previously from 1995 to 1996. Mr. Martin has served as Chairman of Tremont since 1990, as Chief Executive Officer and a director of Tremont since 1988 and as President of Tremont since 1987 (except for a period in 1990). Since 1987, Mr. Martin has served as President and Chief Executive Officer of NL and, since 1986, as a director of NL. Mr. Martin is also a director of Halliburton Company, Apartment Investment and Management Company and Crown Castle International Corporation.

Glenn R. Simmons, 72, has been a director of TIMET since 1999. Mr. Simmons is Chairman of the Board of Keystone Consolidated Industries, Inc. ("Keystone"), a steel fabricated wire products, industrial wire and carbon steel rod company. Since prior to 1995, Mr. Simmons has been Vice Chairman of the Board of Valhi and of Contran Corporation ("Contran"), a diversified holding company that directly and through related entities holds approximately 93% of the outstanding shares of common stock of Valhi ("Valhi Common Stock") and 47% of the outstanding shares of common stock of Keystone. Mr. Simmons has been an executive officer and/or director of various companies related to Valhi and Contran since 1969. Mr. Simmons is also a director of Tremont, NL and CompX. Mr. Simmons is a member of TIMET's Nominations Committee and Pension and Employee Benefits Committee. Mr. Simmons is a brother of Harold C. Simmons.

General Thomas P. Stafford (retired), 69, has been a director of TIMET since 1996. Gen. Stafford was a co-founder of and has been affiliated with Stafford, Burke and Hecker, Inc., a Washington-based consulting firm, since 1982. Gen. Stafford graduated from the United States Naval Academy in 1952. He was commissioned as an officer in the United States Air Force ("USAF") and attended the USAF Experimental Flight Test School in 1958. He was selected as an astronaut in 1962, piloted Gemini VI in 1965 and commanded Gemini IX in 1966. In 1969, Gen. Stafford was named Chief of the Astronaut Office and was the Apollo X commander for the first lunar module flight to the moon. He commanded the Apollo-Soyuz joint mission with the Soviet cosmonauts in 1975. After his retirement from the USAF in 1979 as Lieutenant General, in which his last assignment was Deputy Chief of Staff for Research, Development and Acquisitions, he became Chairman of Gibraltar Exploration Limited, an oil and gas exploration and production company, and served in that position until 1984, when he joined General Technical Services, Inc., a consulting firm. In addition to serving as a director of Tremont and NL, Gen. Stafford is a director of CMI Corporation, Seagate Technologies, Inc. and The Wackenhut Corp. Gen. Stafford serves as chairman of TIMET's Audit Committee and Nominations Committee and is a member of TIMET's Compensation Committee.

Steven L Watson, 49, has been a director of TIMET since February 2000. Mr. Watson has been president and a director of Valhi and Contran since 1998. Prior to 1995 and continuing until 1998, Mr. Watson served as vice president and secretary of Valhi and Contran. Mr. Watson has served as an executive officer and/or director of various companies related to Valhi and Contran since 1980. Mr. Watson also serves on the board of directors of CompX and Keystone.

For information concerning certain transactions to which certain director nominees are parties and other matters, see "Certain Relationships and Transactions" below.

BOARD MEETINGS

The Board of Directors held six meetings in 1999. Each of the directors participated in at least 75% of the total number of such meetings and of the committee meetings held during the period for committees on which they served.

BOARD COMMITTEES

The Board of Directors has established the following standing committees:

Audit Committee. The principal responsibilities and authority of the Audit Committee are to review and recommend to the Board of Directors the selection of the Company's independent auditors, to review with the independent auditors the scope and results of the annual auditing engagement and the system of internal accounting controls, and to direct and supervise special audit inquiries. The current members of the Audit Committee are Gen. Thomas P. Stafford (Chairman), Joseph S. Compofelice and Edward C. Hutcheson, Jr. The Audit Committee held three meetings in 1999 and took action by written consent in lieu of a meeting once in 1999.

Management Development and Compensation Committee. The principal responsibilities and authority of the Compensation Committee are to review and approve certain matters involving executive compensation, including making recommendations to the Board of Directors regarding certain compensation matters involving the Chief Executive Officer, to review and approve grants of stock options, stock appreciation rights and awards of restricted stock under the Company's incentive plans, except as otherwise delegated by the Board of Directors, to review and recommend adoption of or revision to compensation plans and employee benefit programs, to review and recommend compensation policies and practices and to prepare such compensation committee disclosures as may be required, to review and recommend any executive employment contract, and to provide counsel on key personnel selection, organization strategies and such other matters as the Board of Directors may from time to time direct. The current members of the Compensation Committee are Edward C. Hutcheson, Jr. (Chairman) and Gen. Thomas P. Stafford. The Compensation Committee held two meetings in 1999 and took action by written consent in lieu of a meeting once in 1999.

Nominations Committee. The principal responsibilities and authority of the Nominations Committee are to review and make recommendations to the Board of Directors regarding such matters as the size and composition of the Board of Directors, criteria for director nominations, director candidates, the term of office for directors and such other related matters as the Board of Directors may request from time to time. The current members of the Nominations Committee are Gen. Thomas P. Stafford (Chairman), Joseph S. Compofelice, Glenn R. Simmons and Edward C. Hutcheson, Jr. The Nominations Committee held one meeting in 1999. In February 2000, the Nominations Committee reviewed and made its recommendations to the Board of Directors with respect to the election of directors at the Meeting. The Nominations Committee will consider recommendations by stockholders of the Company with respect to the election of directors if such recommendations are submitted in writing to the Secretary of the Company and received not later than December 31 of the year prior to the next annual meeting of stockholders.

Pension and Employee Benefits Committee. The Pension and Employee Benefits Committee (the "Benefits Committee") is established to oversee the administration of the Company's pension and employee benefit plans other than the 1996 Long Term Performance Incentive Plan of Titanium Metals Corporation (the "TIMET Stock Incentive Plan"). The Benefits Committee is currently composed of Joseph S. Compofelice (Chairman) and Glenn R. Simmons. The Benefits Committee held two meetings during 1999.

Members of the standing committees will be appointed at the meeting of the Board of Directors immediately following the Meeting. The Board of Directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities.

COMPENSATION OF DIRECTORS

During 1999, directors of the Company who were not employees of the Company received an annual retainer of $15,000 in cash plus 500 shares of TIMET Common Stock. In addition, non-employee directors receive an attendance fee of $1,000 per meeting for each meeting of the Board of Directors or a committee of the Board of Directors attended in person ($350 for telephonic participation). Committee Chairs receive an additional attendance fee of $1,000 for each committee meeting attended in person ($350 for telephonic participation). Directors are also reimbursed for reasonable expenses incurred in attending Board of Directors and committee meetings. The current non-employee directors are Mr. Compofelice, Mr. Hutcheson, Mr. Simmons, Gen. Stafford, and Mr. Watson.

The Company has adopted a director compensation plan (the "Director Compensation Plan") pursuant to which each non-employee director was granted in each of 1996 and 1997 an option to acquire 625 shares of TIMET Common Stock at $23.00 and $29.50 per share, respectively, in 1998, an option to acquire 1,500 shares of TIMET Common Stock at $26.125 per share, and in 1999, an option to acquire 5,000 shares of TIMET Common Stock at $7.9375 per share. Awards of stock options were made in 1999 to Mr. Compofelice, Mr. Hutcheson, Mr. Simmons and Gen. Stafford, the non-employee directors at that time.

                               SECURITY OWNERSHIP

OWNERSHIP OF TIMET COMMON STOCK

The following table and accompanying notes set forth, as of the Record Date, the beneficial ownership, as defined by the regulations of the Securities and Exchange Commission (the "Commission"), of TIMET Common Stock held by (a) each person or group of persons known to TIMET to beneficially own more than 5% of the outstanding shares of TIMET Common Stock, (b) each director or nominee for director of TIMET, (c) each current or former executive officer of TIMET listed in the Summary Compensation Table below who is not a director or nominee for director of TIMET ("Other Named Executive Officers") and (d) all current executive officers and directors of TIMET as a group. See note (3) following the table immediately below for information concerning individuals and entities that may be deemed to indirectly beneficially own those shares of TIMET Common Stock directly beneficially owned by Tremont. All information has been taken from or is based upon ownership filings made by such persons with the Commission or upon information provided by such persons to TIMET.

                         OWNERSHIP OF TIMET COMMON STOCK


                                                                          TIMET Common Stock
                                                                  -----------------------------------
                                                                  Amount and Nature
                                                                          of
                                                                      Beneficial         Percent of
Name of  Beneficial Owner                                            Ownership (1)         Class (2)
-------------------------                                         -------------------    ------------



GREATER THAN 5% STOCKHOLDERS
    Tremont Corporation (3)(4)                                     12,280,005                39.1%

    Franklin Resources, Inc., Templeton Global Advisors
    Limited, Charles B. Johnson and Rupert H. Johnson, Jr. (5)      2,679,100                 8.5%

    Combined Master Retirement Trust (3)                            2,644,100                 8.4%

    ICM Asset Management, Inc. (6)                                  1,996,598                 6.4%

    Dimensional Fund Advisors, Inc. (7)                             1,870,400                 6.0%

DIRECTORS
    Joseph S. Compofelice (8)(9)                                       58,053                  --
    Edward C. Hutcheson, Jr. (10)                                          --
                                                                                            9,150
    J. Landis Martin (8)(11)                                          156,667                  --
    Glenn R. Simmons (3)(12)                                               --
                                                                                            7,500
    Gen. Thomas P. Stafford (13)                                           --
                                                                                            9,850
    Steven L. Watson (3)                                                   --
                                                                                            8,000
                                                                                               --
OTHER NAMED EXECUTIVE OFFICERS (CURRENT)
    Charles H. Entrekin, Jr., Ph.D. (14)(15)                           19,800                  --
    Robert E. Musgraves (15)(16)                                       27,750                  --
    Mark A. Wallace (17)                                               33,500                  --

OTHER NAMED EXECUTIVE OFFICERS (FORMER)
    William C. Acton (18)                                                  --
                                                                                            3,750
    Andrew R. Dixey (8)(15)(19)                                       103,290                  --
                                                                                               --
ALL CURRENT DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY AS
A GROUP (10 persons) (8)(9)(10)(11)(12)(13)(14)(15)(16)(17)(20)       338,070                 1.1%

-------------


(1)      All beneficial ownership is sole and direct unless otherwise noted.

(2) No percent of class is shown for holdings of less than 1%. For purposes of calculating individual and group percentages, the number of shares treated as outstanding for each individual includes stock options exercisable by such individual (or all individuals included in the group) within 60 days of the Record Date.

(3) Tremont directly beneficially owns approximately 39.1% of the outstanding shares of TIMET Common Stock. Based upon information supplied to the Company by Valhi and NL, Valhi and NL are the direct holders of approximately 59.7% and 8.4%, respectively, of the outstanding shares of Tremont Common Stock.

         Valhi and Tremont are the direct holders of approximately 59.5% and 20.2%, respectively, of the outstanding shares of NL Common Stock. Valhi Group, Inc. ("VGI"), National City Lines, Inc. ("National"), and Contran are the holders of approximately 81.8%, 9.5%, and 1.6%, respectively, of the outstanding shares of Valhi Common Stock. National, NOA, Inc. ("NOA") and Dixie Holding Company ("Dixie Holding") are the direct holders of approximately 73.3%, 11.4% and 15.3%, respectively, of the outstanding common stock of VGI. Contran and NOA are the direct holders of approximately 85.7% and 14.3%, respectively, of the outstanding common stock of National. Contran and Southwest Louisiana Land Company, Inc. ("Southwest") are the direct holders of approximately 49.9% and 50.1%, respectively, of the outstanding common stock of NOA. Dixie Rice Agricultural Corporation, Inc. ("Dixie Rice") is the direct holder of 100% of the outstanding common stock of Dixie Holding. Contran is the holder of 100% of the outstanding common stock of Dixie Rice and approximately 88.9% of the outstanding common stock Southwest. Substantially all of Contran's outstanding voting stock is held either by trusts established for the benefit of certain children and grandchildren of Harold C. Simmons (the "Trusts"), of which Mr. Simmons is the sole trustee, or by Mr. Simmons directly. As sole trustee of the Trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by the Trusts. Mr. Simmons, however, disclaims beneficial ownership of any Contran shares held by the Trusts.

         Valmont Insurance Company ("Valmont") and a subsidiary of NL directly own 1,000,000 shares and 1,186,200 shares, respectively, of the outstanding shares of Valhi Common Stock. Valhi directly owns 100% of the outstanding common stock of Valmont. Pursuant to Delaware law, Valhi treats the shares of Valhi Common Stock owned by Valmont and the subsidiary of NL as treasury stock for voting purposes. For the purposes of this note, such shares are not deemed outstanding.

         The Harold Simmons Foundation, Inc. (the "Foundation") directly holds approximately 3.1% of the outstanding shares of Tremont Common Stock and 0.5% of the outstanding shares of Valhi Common Stock. The Foundation is a tax-exempt foundation organized for charitable purposes. Harold C. Simmons is Chairman of the Board and Chief Executive Officer of the Foundation and may be deemed to control the Foundation. Mr. Simmons, however, disclaims beneficial ownership of any shares of Tremont Common Stock or Valhi Common Stock held by the Foundation.

         The Combined Master Retirement Trust ("CMRT") directly holds approximately 8.4% of the outstanding shares of TIMET Common Stock, 0.1% of the outstanding shares of Tremont Common Stock and 0.1% of the outstanding shares of Valhi Common Stock. Valhi established the CMRT as a trust to permit the collective investment by master trusts that maintain the assets of certain employee benefit plans adopted by Valhi and related companies. Harold C. Simmons is the sole trustee of the CMRT and a member of the trust investment committee for the CMRT. Valhi's board of directors selects the trustee and members of the trust investment committee for the CMRT. Harold C. Simmons, Glenn R. Simmons and Steven L. Watson are each members of Valhi's board of directors and are participants in one or more of the employee benefit plans that invest through the CMRT. However, each such person disclaims beneficial ownership of the shares of TIMET, Tremont and Valhi Common Stock held by the CMRT, except to the extent of his individual, vested beneficial interest in the assets held by the CMRT.

         The shares of Tremont Common Stock held by the Foundation and the CMRT are not included in the ownership percentage shown for Valhi in this note.

         The shares of Valhi Common Stock reflected above as being owned by Contran include approximately 0.4% of the outstanding shares of Valhi Common Stock directly held by the Contran Deferred Compensation Trust No. 2 (the "CDCT No. 2"). Boston Safe Deposit and Trust Company serves as the trustee of the CDCT No. 2. Contran established the CDCT No. 2 as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons. If the CDCT No. 2 assets are insufficient to satisfy such obligations, Contran must satisfy the balance of such obligations. Pursuant to the terms of the CDCT No. 2, Contran (a) retains the power to vote the shares of Valhi Common Stock directly held by the CDCT No. 2, (b) retains dispositive power over such shares and (c) may be deemed the indirect beneficial owner of such shares. Mr. Simmons, however, disclaims beneficial ownership of the shares owned, directly or indirectly, by the CDCT No. 2, except to the extent of his interest as a beneficiary of the CDCT No. 2.

         Harold C. Simmons is Chairman of the Board and Chief Executive Officer of Valhi, VGI, National, NOA, Dixie Holding, Dixie Rice, Southwest and Contran. Mr. Simmons is also Chairman of the Board and Chief Executive Officer of NL and a director of Tremont.

         By virtue of the stock ownership, his holding of the offices and his service as trustee, all as described above, (a) Harold C. Simmons may be deemed to control the entities described above and (b) Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of the shares of Tremont, Valhi, NL and TIMET Common Stock held directly by certain of such entities. However, Mr. Simmons disclaims beneficial ownership of such shares beneficially owned, directly or indirectly, by any of such entities, except to the extent otherwise expressly indicated in this note.

         Harold C. Simmons' spouse is the direct owner of 3,747 shares of Tremont Common Stock, 77,000 shares of Valhi Common Stock and 69,475 shares of NL Common Stock. Mr. Simmons may be deemed to share indirect beneficial ownership of such shares. However, Mr. Simmons disclaims all such beneficial ownership.

         The business address of Valhi, VGI, National, NOA, Dixie Holding, Contran, the CMRT, the Foundation, and Harold C. Simmons is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. The business address of Dixie Rice is 600 Pasquiere Street, Gueydan, Louisiana 70542. The business address of Southwest is 402 Canal Street, Houma, Louisiana 70360.

(4) The address of Tremont Corporation is 1999 Broadway, Suite 4300, Denver, Colorado 80202.

(5) As reported in Amendment No. 3 to Statement on Schedule 13G filed with the Commission on February 7, 2000. The address of Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. is 777 Mariners Island Blvd., San Mateo, California 94404. The address of Templeton Global Advisors Limited is Lyford Cay, P.O. Box N-7759, Nassau, Bahamas.

(6) As reported in Amendment No. 1 to Statement on Schedule 13G filed with the Commission on February 8, 2000. The address of ICM Asset Management, Inc. is 601 W. Main Avenue, Suite 600, Spokane, Washington 99201.

(7) As reported in a Statement on Schedule 13G filed with the Commission on February 3, 2000. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California.

(8) J. Landis Martin, Joseph S. Compofelice and Andrew R. Dixey are the holders of 3,000, 2,000 and 5,500, respectively, of the 6-5/8% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities (the "TIMET Trust Securities") of the TIMET Capital Trust I. See "Ownership of TIMET Trust Securities" below. Such TIMET Trust Securities are convertible into 4,017, 2,678 and 7,365 shares of TIMET Common Stock, respectively, which amounts are included in the TIMET Common Stock ownership numbers shown for Mr. Martin, Mr. Compofelice and Mr. Dixey. No other director, nominee for director or executive officer of TIMET is known to hold any TIMET Trust Securities.

(9) The shares of TIMET Common Stock shown as beneficially owned by Mr. Compofelice include 34,700 shares that Mr. Compofelice has the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan. The balance of the shares of TIMET Common Stock shown as beneficially owned by Joseph S. Compofelice are held by Mr. Compofelice and his wife as joint tenants.

(10)     The shares of TIMET Common Stock shown as beneficially owned by Edward
         C. Hutcheson, Jr. include 7,750 shares that Mr. Hutcheson has the right to acquire by the exercise of stock options within 60 days of the Record Date under the Director Compensation Plan.

(11) The shares of TIMET Common Stock shown as beneficially owned by J. Landis Martin include (i) 400 shares held by Mr. Martin's daughters, beneficial ownership of which is disclaimed by Mr. Martin, and (ii) 98,400 shares that Mr. Martin has the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan.

(12)     The shares of TIMET Common Stock shown as beneficially owned by Glenn
         R. Simmons include 5,000 shares that Mr. Simmons has the right to acquire by the exercise of stock options within 60 days of Record Date under the Director Compensation Plan.

(13) The shares of TIMET Common Stock shown as beneficially owned by Gen. Thomas P. Stafford include 7,750 shares that Gen. Stafford has the right to acquire by the exercise of stock options within 60 days of Record Date under the Director Compensation Plan.

(14)     The shares of TIMET Common Stock shown as beneficially owned by Charles
         H. Entrekin, Jr., Ph.D. include 9,600 shares that Dr. Entrekin has the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan.

(15) Of the shares of TIMET Common Stock shown as beneficially owned by Charles H. Entrekin, Jr., Ph.D., Robert E. Musgraves, and Andrew R. Dixey, 10,000 shares, 6,400 shares, and 22,465 shares (of which 7,365 shares of Mr. Dixey's total are represented by TIMET Trust Securities), respectively, are pledged to TIMET to secure repayment of loans from TIMET to such individuals the proceeds of which were used by each to purchase such shares. See "Proposal 2--Executive Stock Ownership Loan Plan."

(16)     The shares of TIMET Common Stock shown as beneficially owned by Robert
         E. Musgraves include (i) 200 shares held by other members of Mr. Musgraves' household, beneficial ownership of which is disclaimed by Mr. Musgraves, and (ii) 17,400 shares that Mr. Musgraves has the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan.

(17) The shares of TIMET Common Stock shown as beneficially owned by Mark A. Wallace include 24,000 shares that Mr. Wallace has the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan.

(18) William C. Acton resigned as an executive officer of TIMET effective March 5, 1999.

(19) Andrew R. Dixey resigned as an executive officer of TIMET effective February 4, 2000. The shares of TIMET Common Stock shown as beneficially owned by Mr. Dixey include 63,000 shares that Mr. Dixey has the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan.

(20) The shares of TIMET Common Stock shown as beneficially owned by "All Current Directors and Executive Officers as a group" include 212,400 shares that members of this group have the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan or the TIMET Director Compensation Plan.

TIMET understands that Tremont and related entities may consider acquiring or disposing of shares of TIMET Common Stock through open-market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of TIMET Common Stock in the market, an assessment of the business of and prospects for TIMET, financial and stock market conditions and other factors. TIMET may similarly consider such acquisitions of shares of TIMET Common Stock and acquisition or disposition of securities issued by related parties. TIMET does not, and understands that Tremont also does not, presently intend to engage in any transaction or series of transactions that would result in the TIMET Common Stock's becoming eligible for termination of registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or ceasing to be traded on a national securities exchange.

OWNERSHIP OF TREMONT COMMON STOCK

By virtue of the share ownership described above, for purposes of the Commission's regulations, Tremont may be deemed to be the parent of TIMET. The following table and accompanying notes set forth the beneficial ownership, as of the Record Date, of Tremont Common Stock held by (i) each director or nominee for director of TIMET, (ii) each current or former executive officer identified in the table under the heading "Ownership of TIMET Common Stock" and (iii) all current directors and executive officers of TIMET as a group. Except as set forth below and under the heading "Ownership of TIMET Trust Securities" below, no securities of TIMET's subsidiaries or less than majority owned affiliates are beneficially owned by any director, nominee for director or executive officer of TIMET. All information has been taken from or is based upon, ownership filings made by such persons with the Commission or upon information provided by such persons to TIMET or Tremont.

                        OWNERSHIP OF TREMONT COMMON STOCK


                                                                         Tremont Common Stock
                                                                  -----------------------------------
                                                                  Amount and Nature
                                                                          of
                                                                      Beneficial         Percent of
Name of  Beneficial Owner                                           Ownership (1)         Class (2)
-------------------------                                         -------------------    ------------

DIRECTORS
    Joseph S. Compofelice (3)                                          5,000                     --
    Edward C. Hutcheson, Jr                                              -0-                     --
    J. Landis Martin (4)                                             210,428                    3.2%
    Glenn R. Simmons (5)                                                 534                     --
    Gen. Thomas P. Stafford (6)                                        4,000                     --
    Steven L. Watson                                                   6,274                     --
                                                                                                 --
OTHER NAMED EXECUTIVE OFFICERS (CURRENT)
    Charles H. Entrekin, Jr., Ph.D                                       -0-                     --
    Robert E. Musgraves (7)                                           11,500                     --
    Mark A. Wallace                                                       66                     --

OTHER NAMED EXECUTIVE OFFICERS (FORMER)
    William C. Acton                                                     -0-                     --
    Andrew R. Dixey                                                      -0-                     --
                                                                                                 --
ALL CURRENT DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY AS
A GROUP (10 persons) (3)(4)(5)(6)(7)(8)                              237,802                    3.7%

-------------

(1)      All beneficial ownership is sole and direct unless otherwise noted.

(2) No percent of class is shown for holdings of less than 1%. For purposes of calculating individual and group percentages, the number of shares treated as outstanding for each individual includes stock options exercisable by such individual (or all individuals included in the group) within 60 days of the Record Date.

(3) The shares of Tremont Common Stock shown as beneficially owned by Joseph S. Compofelice include 5,000 shares that Mr. Compofelice has the right to acquire by exercise of stock options within 60 days of the Record Date under the Tremont 1988 Long Term Performance Incentive Plan (the "Tremont Stock Incentive Plan").

(4) The shares of Tremont Common Stock shown as beneficially owned by J. Landis Martin include: (i) 60,000 shares that Mr. Martin has the right to acquire by exercise of stock options within 60 days of the Record Date under the Tremont Stock Incentive Plan, and (ii) 520 shares held for the benefit of Mr. Martin under the Savings Plan for Employees of NL. Such shares also include (iii) 1,800 shares held by Mr. Martin's wife, (iv) 2,400 shares held by the Martin's Children Trust No. II of which Mr. Martin is trustee, and (v) 100 shares held by one of Mr. Martin's daughters, with respect to all of which shares beneficial ownership is disclaimed by Mr. Martin.

(5)      The shares of Tremont Common Stock shown as beneficially owned by Glenn
         R. Simmons include 515 shares held by Mr. Simmons' individual retirement account.

(6) The shares of Tremont Common Stock shown as beneficially owned by Gen. Thomas P. Stafford include 4,000 shares that Gen. Stafford has the right to acquire by the exercise of stock options within 60 days of the Record Date under the Tremont Corporation 1992 Non-Employee Director Stock Option Plan ("Tremont Director Plan").

(7) The shares of Tremont Common Stock shown as beneficially owned by Robert E. Musgraves represent shares that Mr. Musgraves has the right to acquire by the exercise of stock options within 60 days of the Record Date under the Tremont Stock Incentive Plan.

(8) The shares of Tremont Common Stock shown as beneficially owned by all current directors and executive officers as a group include 80,500 shares that members of this group have the right to acquire by the exercise of stock options within 60 days of the Record Date under the Tremont Stock Incentive Plan or the Tremont Director Plan.

OWNERSHIP OF TIMET TRUST SECURITIES

The TIMET Capital Trust I (the "TIMET Trust") is a statutory business trust formed under the laws of the State of Delaware, all of whose common securities are owned by TIMET. The TIMET Trust Securities represent undivided beneficial interests in the TIMET Trust. The TIMET Trust exists for the sole purpose of issuing the TIMET Trust Securities and investing in an equivalent amount of 6-5/8% Convertible Junior Subordinated Debentures due 2026 (the "Debentures") of TIMET. The TIMET Trust Securities are convertible, at the option of the holder thereof, into an aggregate of approximately 5.4 million shares of TIMET Common Stock at a conversion rate of 1.339 shares of TIMET Common Stock for each TIMET Trust Security. TIMET has, in effect, fully and unconditionally guaranteed repayment of all amounts due on the TIMET Trust Securities.

The TIMET Trust Securities were issued pursuant to an offering exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to an agreement with the original purchasers of the TIMET Trust Securities, TIMET has filed a registration statement (the "BUCS Registration Statement") under the Securities Act to register, among other things, the TIMET Trust Securities, the Debentures, the TIMET Common Stock issuable upon the conversion of the TIMET Trust Securities, and certain other shares of TIMET Common Stock that are held by, or may be acquired by, Tremont. See "Certain Relationships and Transactions--Contractual Relationships--Registration Rights" below. Except as set forth in note (8) to the table under the heading "Ownership of TIMET Common Stock" above, no director, nominee for director or executive officer of TIMET is known to hold any TIMET Trust Securities.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION OF EXECUTIVE OFFICERS

The following table and accompanying notes set forth certain information regarding the compensation paid by TIMET to (i) TIMET's Chief Executive Officer,
(ii) TIMET's four other most highly compensated executive officers serving as executive officers at the end of the last completed fiscal year, and (iii) one former executive officer for whom disclosures would have been provided in category (ii) above but for the fact that he was not serving as an executive officer at the end of the last completed fiscal year, in each case for services rendered during each of the fiscal years 1997, 1998 and 1999 (regardless of the year in which actually paid).


                        SUMMARY COMPENSATION TABLE (1)(2)

                                                                                  Long Term
                                                                                 Compensation
                                                                                    Awards
                                                                                  Securities
                                                           Annual Compensation    Underlying        All Other
Name and Principal Position                   Year       Salary ($)  Bonus($)(3)  Options (#)   Compensation ($) (4)
----------------------------------------    ---------    ---------    ---------    ---------    -------------------


J. Landis Martin (5)                             1999      500,000          -0-      111,000        9,760
    Chairman of the Board and                    1998      500,000      265,000       75,000       14,560
    Chief Executive Officer
                                                 1997      500,000      565,000       60,000       19,827

Other Named Executive Officers (Current)

Charles H. Entrekin, Jr., Ph.D. (6)              1999      200,000       40,000       18,000       10,096
    Vice President; President--                  1998      150,000       33,000        9,000        9,707
    North American Operations
                                                 1997      135,000       51,500          -0-       10,242

Robert E. Musgraves (7)                          1999      225,000       45,000       27,000        8,773
    Vice President, General Counsel              1998      175,000       84,000       15,000       13,108
    and Secretary
                                                 1997      160,000      107,600       15,000       13,185

Mark A. Wallace (8)                              1999      200,000       40,000       30,000        7,453
    Vice President--Strategic Change             1998      150,000       72,000       15,000       10,093
    & Information Technology
                                                 1997      150,000       98,750       12,000       11,575

Other Named Executive Officers (Former)

William C. Acton (9)                             1999       34,615          -0-          -0-      301,399
    Vice President; President--                  1998      200,000       80,000        9,000       13,262
    North American Mill Operations
                                                 1997      200,000      106,726          -0-       11,339

Andrew R. Dixey (10)                             1999      300,000          -0-       54,000       35,565
    President and Chief                          1998      300,000      159,000       36,000       47,273
    Operating Officer
                                                 1997      300,000      339,000       36,000       26,831

---------------
(1) Columns required by the regulations of the Commission that would contain no entries have been omitted.

(2) J. Landis Martin, Robert E. Musgraves, and Mark A. Wallace also currently serve as executive officers of Tremont. The amounts shown as salary and bonus for Mr. Martin, Mr. Musgraves and Mr. Wallace represent the full amount paid by TIMET for services rendered by such persons on behalf of TIMET and Tremont during 1997, 1998 and 1999. Pursuant to an intercorporate services agreement, Tremont reimbursed TIMET for approximately 10% of the TIMET salary and regular bonus of each of Mr. Martin and Mr. Musgraves for 1997, 1998, and 1999, and of Mr. Wallace for January through May 1997 (plus, in each case, a proportionate share of applicable estimated fringe benefits and overhead expense for each) as follows:


                           Year           Martin      Musgraves       Wallace
                           ----           ------      ---------       -------
                           1999         $  60,000      $32,760             -0-
                           1998         $  91,800      $31,080             -0-
                           1997         $ 128,000      $31,872        $10,000

         TIMET expects that Mr. Martin, Mr. Musgraves and Mr. Wallace will each devote approximately 10% of his total TIMET/Tremont time during 2000 to Tremont matters. Accordingly, it is anticipated that Tremont will reimburse TIMET for such proportionate percentage of the 2000 salary and regular bonus paid by TIMET to such individuals (plus a proportionate share of applicable estimated fringe benefits and overhead expense for each) pursuant to an intercorporate services agreement. See "Certain Relationships and Related Transactions--Contractual Relationships--Tremont Intercorporate
         Services Agreement" below.

(3) Under TIMET's variable incentive compensation plan applicable to Mr. Acton, Dr. Entrekin, Mr. Musgraves and Mr. Wallace (the "Employee Cash Incentive Plan"), a portion of the compensation payable to such individuals under the plan is based upon TIMET's financial performance, while the balance is based on the assessed performance of the individual officer. Mr. Acton's participation in the Employee Cash Incentive Plan commenced in June 1997. For a portion of 1997, Mr. Acton's bonus was determined under a separate plan maintained by TIMET's subsidiary, Titanium Hearth Technologies, Inc. ("THT"). Payments under the THT plan were based upon a comparison of that unit's operating performance against business plan. For 1997, Mr. Acton's bonus included a prorated portion of his bonus under the THT plan ($29,770) and a prorated portion of his bonus under the Employee Cash Incentive Plan ($76,956).

         Mr. Martin participates and, for the years shown, Mr. Dixey participated in TIMET's Senior Executive Cash Incentive Plan (the "Senior Executive Cash Incentive Plan"). Such plan provides for payments based solely upon TIMET's financial performance. Participation in this plan is in lieu of participation in the Employee Cash Incentive Plan.

         Except as noted in note (5) below, the amounts shown in the "Bonus" column represent amounts paid under the Employee Cash Incentive Plan or the Senior Executive Cash Incentive Plan, as applicable to such individual.

(4) Except with respect to Mr. Acton (see note (9) below) and Mr. Dixey, "All Other Compensation" amounts represent (i) matching contributions made or accrued by TIMET pursuant to the savings feature of TIMET's Retirement Savings Plan, (ii) retirement contributions made or accrued by TIMET pursuant to the Retirement Savings Plan, and (iii) life insurance premiums paid by TIMET, as follows:


                                Year      Martin       Entrekin      Musgraves      Wallace        Acton
                                ----      ------       --------      ---------      -------        -----

            Savings Match ($)   1999       1,600        3,946          1,600         1,600            -0-
                                1998       6,400        3,911          6,400         4,501         6,441
                                1997      11,667        4,565          6,477         5,983         5,222

                   Retirement   1999       8,160        4,800          5,920         4,800           333
             Contribution ($)
                                1998       8,160        4,500          5,920         4,800         5,248
                                1997       8,160        4,800          5,920         4,800         4,800

           Life Insurance ($)   1999          -0-       1,350          1,253         1,053         1,066
                                1998          -0-       1,296            788           792         1,573
                                1997          -0-         877            788           792         1,317

         For Mr. Dixey, "All Other Compensation" represents the amount contributed or accrued by TIMET's wholly owned subsidiary, TIMET UK, Ltd. ("TIMET UK"), with respect to Mr. Dixey's TIMET UK supplemental pension plan. See "Pension Plans" below.

(5) Mr. Martin was named President in January 2000, in addition to his positions as Chairman and Chief Executive Officer. The amounts shown as "Bonus" for Mr. Martin do not reflect any portion of the previously reported special bonus of $2 million awarded by Tremont in 1996, of which $900,000 was paid in 1997 and the remaining balance of $145,000 was paid in 1998 (with interest on the unpaid balances in 1997 and 1998 at 8.75% per annum). Mr. Martin also served as an officer of NL during 1997-1999 and was compensated directly by NL for such services.

(6)      Dr. Entrekin was named Executive Vice President--Commercial in January
         2000.

(7) Mr. Musgraves was named Executive Vice President in January 2000, in addition to his positions as General Counsel and Secretary.

(8) Mr. Wallace was named Executive Vice President, Chief Financial Officer and Treasurer in January 2000.

(9) Mr. Acton resigned as an executive officer of TIMET effective March 5, 1999. The amount shown for Mr. Acton for "All Other Compensation" for 1999 includes a severance payment of $300,000 that was paid to Mr. Acton upon his resignation pursuant to a prior written agreement.

(10) Mr. Dixey resigned as an executive officer of TIMET effective February 4, 2000. The amounts shown for 1997, 1998 and 1999 represent amounts paid or accrued either by TIMET or TIMET UK. The portion of Mr. Dixey's compensation paid by TIMET UK was paid in British Pounds Sterling. The exchange rate used was (pound)1 = $1.64 for 1997, (pound)1 = $1.66 for 1998 and (pound)1 = $1.62 for 1999.

PENSION PLANS

The TIMET UK Limited Pension Plan (the "TIMET UK Pension Plan") covers substantially all of TIMET UK's senior salaried employees. Such employees generally became eligible to receive a retirement benefit under such plan after completion of two years of service. Benefits under the TIMET UK Pension Plan are generally formulated on the basis of a straight-line annuity based upon the number of years of pensionable service credited to the participant, up to a maximum of 32 years, divided by 48 years and multiplied by the final pensionable pay of the participant after deducting a basic state pension offset. Final pensionable pay is calculated using the average pay during the three years of employment in which the individual's pay was the highest.

The following table lists annual benefits under the TIMET UK Pension Plan for the pensionable pay and years of pensionable service set forth below:


                                                          Years of Pensionable Service
                                           ------------------------------------------------------------
                                               15          20          25           30          35
                                               --          --          --           --          --
      Final Pensionable Pay ((pound))
         (maximum of(pound)90,600)           24,842      34,279      43,717       53,154      56,929


Final pensionable pay pursuant to the TIMET UK Pension Plan is capped at (pound)90,600. Andrew R. Dixey is the only executive named in the Summary Compensation Table who participates in the TIMET UK Pension Plan. Since Mr. Dixey's compensation exceeds the earnings cap under the TIMET UK Pension Plan, his pensionable pay under the TIMET UK Pension Plan is equal to the earnings cap. As of December 31, 1999, Mr. Dixey was credited with approximately four years of pensionable service under the TIMET UK Pension Plan.

In addition to the TIMET UK Pension Plan, Mr. Dixey participates in a supplemental pension plan through TIMET UK. The TIMET UK supplemental plan requires monthly contributions by TIMET UK of 20% of that portion of Mr. Dixey's basic monthly salary that exceeds the TIMET UK Pension Plan earnings cap. Upon Mr. Dixey's retirement, TIMET UK's contributions to the plan are required to be paid to Mr. Dixey.

STOCK OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table and accompanying notes provide information, with respect to the executive officers of TIMET named in the "Summary Compensation Table" above, concerning the grant of stock options under the TIMET Stock Incentive Plan during fiscal year 1999. No stock appreciation rights ("SARs") have been granted under the TIMET Stock Incentive Plan. Mr. Acton was granted no stock options under the TIMET Stock Incentive Plan during fiscal year 1999.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                            Potential Realizable
                                                       Percent of                             Value at Assumed
                                                          Total                                Annual Rates of
                                           Number of     Options                                 Stock Price
                                          Securities   Granted to   Exercise                  Appreciation for
                                          Underlying    Employees   or Base                  Option Term ($) (3)
                                Date of     Options     in Fiscal   Price (2)   Expiration   -------------------
Name                             Grant    Granted (1)     Year      ($/Share)      Date         5%          10%
----                             -----    -----------     ----      ---------      ----         --          ---
J. Landis Martin                2/23/99        37,000                  7.97     2/23/2009     185,455     469,979
                                               37,000                  8.97     2/23/2009     148,455     432,979
                                               37,000     17.9%        9.97     2/23/2009     111,455     395,979

Charles H. Entrekin, Jr.,       2/23/99         6,000                  7.97     2/23/2009      30,074      76,213
Ph.D.                                           6,000                  8.97     2/23/2009      24,074      70,213
                                                6,000      2.9%        9.97     2/23/2009      18,074      64,213

Robert E. Musgraves             2/23/99         9,000                  7.97     2/23/2009      45,111     114,319
                                                9,000                  8.97     2/23/2009      36,111     105,319
                                                9,000      4.4%        9.97     2/23/2009      27,111      96,319

Mark A. Wallace                 2/23/99        10,000                  7.97     2/23/2009      50,123     127,021
                                               10,000                  8.97     2/23/2009      40,123     117,021
                                               10,000      4.8%        9.97     2/23/2009      30,123     107,021

Andrew R. Dixey                 2/23/99        18,000                  7.97     2/23/2009      90,221     228,638
                                               18,000                  8.97     2/23/2009      72,221     210,638
                                               18,000      8.7%        9.97     2/23/2009      54,221     192,638

(1) Options become exercisable 40% on the second anniversary of the date of grant and 20% on each of the third, fourth, and fifth anniversaries of such date.

(2) The exercise price of $7.97 per share represents the "fair market value" of TIMET Common Stock on the grant date, calculated as the mean of the highest and lowest sales prices on such date (the "Grant Date FMV"). The exercise prices of $8.97 and $9.97 per share represent the Grant Date FMV plus $1.00 and $2.00 per share, respectively.

(3) Pursuant to the rules of the Commission, these amounts reflect the calculations at assumed 5% and 10% appreciation rates from the Grant Date FMV. Such calculations are not intended to forecast future appreciation, if any, and do not necessarily reflect the actual value, if any, that may be realized. The actual value of such options, if any, would be realized only upon the exercise of such options and will depend upon the actual future performance of TIMET Common Stock. No assurance can be made that the amounts reflected in these columns will be achieved. The potential realizable value was computed as the difference between the appreciated value (at the end of the ten-year term of the options) of TIMET Common Stock into which the identified stock options are exercisable and the aggregate exercise price of such options. The appreciated value per share at the end of the ten-year term would be $12.98 and $20.67 at the assumed 5% and 10% appreciation rates, respectively.

STOCK OPTION EXERCISES AND HOLDINGS

Prior to 1996, the executive officers of TIMET were granted stock options pursuant to the Tremont Stock Incentive Plan, and, since 1996, have been granted stock options pursuant to the TIMET Stock Incentive Plan. The following table and accompanying notes provide information, with respect to the executive officers of TIMET listed in the Summary Compensation Table above, concerning the exercise of TIMET and Tremont stock options during the last fiscal year and the value of unexercised TIMET and Tremont stock options held as of December 31, 1999. None of Mr. Dixey, Mr. Wallace, Dr. Entrekin or Mr. Acton holds any Tremont stock options, and Mr. Acton does not hold any TIMET stock options. No SARs have been granted under the TIMET Stock Incentive Plan or the Tremont Stock Incentive Plan. TIMET has previously agreed to reimburse Tremont for the difference between the market price of Tremont Common Stock on the date of exercise of a Tremont stock option held by a TIMET employee (up to $16.625 per share) and the exercise price of such option. See also "Certain Relationships and Transactions--Contractual Relationships--Option Reimbursement Agreement" below.

         AGGREGATED OPTION EXERCISES IN 1999 AND 12/31/99 OPTION VALUES

                                                                                              Value of
                                                                 Number of Securities       Unexercised
                                                                      Underlying            In-the-Money
                                                                 Unexercised Options    Options at 12/31/99
                                    Shares                         at 12/31/99 (#)              ($)
                                 Acquired on        Value            Exercisable/           Exercisable/
Name                             Exercise (#)    Realized($)        Unexercisable           Unexercisable
----                             ------------    -----------        -------------       -------------------

TIMET
J. Landis Martin                     -0-             -0-            98,400/201,600            -0-/-0-
Charles H. Entrekin, Jr., Ph.D.      -0-             -0-              9,600/27,400            -0-/-0-
Robert E. Musgraves                  -0-             -0-             17,400/49,200            -0-/-0-
Mark A. Wallace                      -0-             -0-             24,000/51,000            -0-/-0-
Andrew R. Dixey                      -0-             -0-            63,000/108,000            -0-/-0-

TREMONT
J. Landis Martin                     -0-             -0-                 60,000/-0-       322,500/-0-
Robert E. Musgraves                  -0-             -0-                 11,500/-0-        54,094/-0-

SEVERANCE ARRANGEMENTS

In 1999, the Company adopted a policy applicable to certain executive officers of the Company, including Mr. Martin, Mr. Musgraves and Mr. Wallace, providing that the following payments will be made to each such individual in the event his or her employment is terminated by TIMET without cause (as defined in the policy) or such individual terminates his or her employment with TIMET for good reason (as defined in the policy): (i) one times such individual's annual TIMET base salary paid in the form of salary continuation; (ii) prorated bonus for the year of termination; and (iii) certain other benefits.

Dr. Entrekin is party to an agreement with TIMET's wholly owned subsidiary, Titanium Hearth Technologies, Inc., providing for payment of one times Dr. Entrekin's salary as a lump sum and certain other benefits in the event his employment is terminated without cause (as defined in the agreement) or Dr. Entrekin terminates his employment for good reason (as defined in the agreement).

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Company's Board of Directors presents the following report on executive compensation.

The Compensation Committee is composed of directors who are neither officers nor employees of the Company, its subsidiaries or affiliates and who are not eligible to participate in any of the employee benefit plans administered by it. The Compensation Committee reviews and recommends compensation policies and is responsible for approving all compensation paid directly by the Company to the Company's executive officers other than base salary of the Chief Executive Officer (the "CEO"). Any action regarding the base salary of the CEO is reviewed and approved by the Board after recommendation by the Compensation Committee.

COMPENSATION PROGRAM OBJECTIVES

The Compensation Committee believes that the Company's primary goal is to increase stockholder value, as measured by dividends paid on and appreciation in the value of the Company's equity securities. It is the Compensation Committee's policy that compensation programs be designed to attract, retain, motivate and reward employees, including executive officers, who can lead the Company in accomplishing this goal. It is also the Compensation Committee's policy that compensation programs maintain a strong risk/reward ratio, with a large component of cash compensation being tied to the Company's financial results, creating a performance-oriented environment that rewards employees for achieving pre-set financial performance levels and increasing stockholder value, thereby contributing to the long-term success of the Company.

During 1999, the Company's compensation program with respect to its executive officers, including the CEO, consisted of three primary components: base salary, variable compensation based upon Company and, in certain cases, individual performance, and non-cash incentive compensation in the form of stock options granted under the TIMET Stock Incentive Plan.

BASE SALARIES

The Compensation Committee, in consultation with the CEO, reviews base salaries for the executive officers other than the CEO generally no more frequently than annually. The CEO's recommendation and the Compensation Committee's actions in 1999 regarding base salaries were based primarily upon a subjective evaluation of past and potential future individual performance and contributions, changes in individual responsibilities, and alternative opportunities that might be available to the executives in question. Also reviewed was compensation data from companies employing executives in positions similar to those whose salaries were being reviewed, as well as market conditions for executives in general with similar skills, background and performance, both inside and outside of the metals industry (such companies included companies contained in the peer group index plotted on the Performance Graph following this report), and other companies with similar financial and business characteristics as the Company, or where the executive in question has similar responsibilities.

Effective January 1, 1999, based upon the foregoing principles and the recommendation of the CEO, the Compensation Committee approved base salary increases for three of the executives, including the increases for Dr. Entrekin, Mr. Musgraves and Mr. Wallace, reflected in the Summary Compensation Table.

CASH INCENTIVE PLANS

Awards under TIMET's Employee Cash Incentive Plan represent a significant portion of the potential annual cash compensation to employees of TIMET (from 0% to 54% of base salary for 1999, depending upon the position held by such employee) and consist of a combination of awards based on the financial performance of TIMET and, in some cases, on individual performance. All of the company's executive officers, other than Mr. Martin and Mr. Dixey, were eligible to receive benefits under the Employee Cash Incentive Plan for 1999.

Potential awards under the Employee Cash Incentive Plan attributable solely to the performance of TIMET in 1999 were based on TIMET's achieving certain pre-set return on equity (ROE) goals, which the Company believes should increase stockholder value over time if they are met. Performance levels are tied to the Company's corporate-wide ROE as follows:


                                                    Performance
                                 ROE                   Level
                           ------------------------------------
                           less than 3%              --
                           3%-6%                     A
                           6%-12%                    B
                           12%-24%                   C
                           over 24%                  D

In 1999, the Company achieved a return on equity of less than 3%, as calculated under the Employee Cash Incentive Plan, resulting in no Company-performance-based payout.

An individual performance award may be made to an executive of TIMET under the Employee Cash Incentive Plan if such executive's performance objectives were met during the prior fiscal year. Payments made to participating Other Named Executive Officers under this portion of the Employee Cash Incentive Plan for services rendered in 1999 are included under the "Bonus" column of the Summary Compensation Table.

In 1996, the Board established the Senior Executive Cash Incentive Plan, which was approved by the Company's stockholders in 1997. This plan is currently applicable only to Mr. Martin (and was applicable to Mr. Dixey from 1996-1999). The Senior Executive Cash Inventive Plan provides for payments based solely upon Company performance ranging between 0% for corporate returns on equity of less than 10% up to 150% of base salary for corporate returns on equity at 30% or greater. No payments were made to Mr. Martin and Mr. Dixey for 1999 under this plan based upon the Company's return on equity of less than 10%.

Apart from the foregoing plans, the Compensation Committee or the Board may from time to time award other bonuses as the Compensation Committee or Board deems appropriate under either of their general authority or under a separate discretionary plan.

STOCK-BASED COMPENSATION

The TIMET Stock Incentive Plan supports the goal of the Compensation Committee to maximize long-term stockholder value by providing for stock-based compensation, the value of which is directly related to increases in stockholder value. Stock option grants, in particular, are considered a significant element of the Company's total compensation package for the CEO and the other executive officers of the Company. The Compensation Committee believes that compensation linked to stock price performance helps focus the executives' attention on management of the Company from the stockholders' perspective.

Option grants are intended to provide incentives to increase stockholder value in the future and to reward past performance by the executive. In 1999, the Compensation Committee reviewed recommendations by the CEO regarding option grants to executive officers. Options were granted to executive officers, including the CEO, in the Compensation Committee's discretion based on a subjective evaluation regarding each executive's performance and responsibilities. Grants made in 1999 to Named Executive Officers are reported in the table under the heading "Stock Option/SAR Grants in Last Fiscal Year" above.

To help assure a focus on long-term creation of stockholder value, the Compensation Committee generally grants ten-year options, which vest 40%, 20%, 20% and 20% on the second, third, fourth and fifth anniversary dates of the date of grant, respectively. In 1999, the Compensation Committee granted options to executive officers in three exercise price tranches. One-third of such options granted in 1999 are exercisable at the fair market value of the Common Stock on the date of grant. The remaining two-thirds of the options are exercisable at levels that are above the market price on the date of grant. The purpose of setting a portion of the option exercise price at above market levels is to assure that the options will not have value unless a certain minimum return for shares is achieved. See the table under the heading "Stock Option/SAR Grants During Last Fiscal Year" above. Although permitted under the TIMET Stock Incentive Plan, the Compensation Committee did not make or recommend any grants of restricted stock, stock appreciation rights or other equity-based awards in 1999.

To encourage growth in stockholder value, the Compensation Committee believes that executives who are in a position to make a substantial contribution to the long-term success of the Company should have a significant stake in its ongoing success. In 1998, the Committee recommended, and the full Board approved, a loan program designed to assist executives in acquiring shares of Company stock by providing market-based rates for the purpose of financing the purchase of the stock. In 1999, executives borrowed a total of $150,000 to purchase an aggregate of 32,925 shares of TIMET Common Stock and 5,500 beneficial unsecured convertible securities (BUCS) in the open market. In view of the significant decline in the Company's stock price, making compliance with the previously adopted stock ownership guidelines impractical, and in light of recent changes in senior management, the Committee recently determined that while it will continue to encourage and promote significant Company stock ownership by executives and will monitor executive ownership levels, it will no longer take into consideration adherence to the ownership guidelines in making stock-based incentive awards to any individual executive.

TAX CODE LIMITATION ON EXECUTIVE COMPENSATION DEDUCTIONS

In 1993, Congress amended the Internal Revenue Code to impose a $1 million deduction limit on compensation paid to the CEO and the four other most highly compensated executive officers of public companies, subject to certain transition rules and exceptions for compensation received pursuant to non-discretionary performance-based plans approved by such company's stockholders. The Company's stockholders have previously approved the TIMET Stock Incentive Plan and the Senior Executive Cash Incentive Plan. Therefore, the Compensation Committee believes that payments made pursuant to these two plans qualify for exemption from the deductibility limit as "performance-based compensation." The Compensation Committee does not currently believe that any other existing compensation program of the Company could give rise to a deductibility limitation at current executive compensation levels. The Compensation Committee intends to periodically review the compensation plans of the Company to determine whether further action in respect of this limitation is warranted.

CHIEF EXECUTIVE OFFICER COMPENSATION

No changes to the compensation of Mr. Martin, as Chairman and CEO, were proposed or made for 1999.

The foregoing report on executive compensation has been furnished by the Company's Compensation Committee of the Board of Directors.


                              MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
                                    Edward C. Hutcheson, Jr.  (Chairman)
                                        General Thomas P. Stafford

                PROPOSAL 2 - EXECUTIVE STOCK OWNERSHIP LOAN PLAN

GENERAL

The Board believes that it is important for the executive officers of the Company to have a meaningful stake in the Company by purchasing equity of the Company, in order to align the interests of the executive officers with the interests of the Company's stockholders. Therefore, the Compensation Committee previously established certain equity ownership goals for executive officers. In order to assist the executive officers in reaching these goals, in 1998, the Compensation Committee and the Board each voted unanimously to establish the Titanium Metals Corporation Executive Stock Ownership Loan Plan (the "Loan Plan") to provide loans to executives at market-based interest rates for the sole purpose of purchasing Company securities.

The following summary of the Loan Plan is qualified in its entirety by reference to the complete text of the Loan Plan, a copy of which is attached to this Proxy Statement as Appendix A.

SUMMARY DESCRIPTION OF THE LOAN PLAN

The Loan Plan applies only to those TIMET employees determined to be eligible by the Compensation Committee from time to time. It is currently applicable only to the five executive officers of the Company (including the current Other Named Executive Officers identified in the Summary Compensation Table above). The Loan Plan is administered by the Compensation Committee. The Loan Plan may be amended by action of the Compensation Committee or the Board.

Under the Loan Plan, loans may be made by the Company or a wholly owned subsidiary formed for that purpose. Proceeds from loans made under the Loan Plan may be used only to purchase TIMET securities. Each executive may borrow up to 50% of his or her base salary per calendar year and 200% of such base salary in the aggregate. TIMET's current credit agreement limits the aggregate amount of loans that may be outstanding at any one time to $5,000,000 ($2,000,000 in the event "excess availability," as calculated under that agreement, is less than $25,000,000). Interest on outstanding loans is fixed at a rate equal to .0625% per annum above TIMET's effective borrowing rate at the time of the loan, subject to annual adjustment using the same formula, and is payable quarterly. The effective interest rate in 1999 for loans under this program was 5.625% and is approximately 7.7% for 2000. Principal is repayable in equal annual installments commencing on the sixth anniversary of a loan. The term of a loan will be accelerated in the event of the termination of a borrower's employment. Repayment of each loan is secured by the TIMET securities purchased with the loan proceeds. In the event of default under a loan, the interest rate on the loan is increased to 3% per annum above TIMET's effective borrowing rate at the time of default. A borrower may under certain limited circumstances sell all or a portion of the loan collateral; provided that after such sale the ratio of the remaining loan principal to the value of the remaining collateral is the same as or better than it was prior to the sale of the collateral. The loans are "full recourse" to the executive personally, except that in the case of a sale of all of the collateral by TIMET upon an event of default or upon the termination of the executive's employment, whether for cause or otherwise, the executive's personal liability for repayment of the loan is limited to 70% of the principal amount remaining after application of the proceeds from the sale of the stock.

PREVIOUS LOANS UNDER THE LOAN PLAN

TIMET commenced lending under the Loan Plan in 1998 A summary of the loans made under the Loan Plan from its inception through the Record Date is set forth below. Neither of Mr. Christian Leonhard, TIMET's Executive Vice
President--Operations, nor Mr. Mark A. Wallace, TIMET's Executive Vice President and Chief Financial Officer, has borrowed under the Loan Plan.

                    TIMET EXECUTIVE STOCK OWNERSHIP LOAN PLAN


                                                                                     Loans Made       Principal
                                                                                   Prior to March    Outstanding
                                                                                    22, 2000 ($)     as of March
                Name                                    Position                                     22, 2000 ($)
                ----                                    --------                                     ------------

CURRENT EXECUTIVE OFFICERS
     Charles H. Entrekin, Jr., Ph.D.   Executive Vice President--Commercial             46,755          46,755

     J. Landis Martin                  Chairman of the Board, President and            238,685
                                       Chief Executive Officer                              -0-

     Robert E. Musgraves               Executive Vice President, General Counsel        87,461          87,461
                                       and Secretary


FORMER EXECUTIVE OFFICERS
     Joseph S. Broz, Ph.D.             Former Vice President--Corporate                 41,133          41,133
                                       Development & Technology

     Andrew R. Dixey                   Former President and Chief Operating            150,000         150,000
                                       Officer

     Leslie P. Lundberg                Former Vice President--Human Resources           60,131          60,131

     John P. Monahan                   Former Vice President; President--Global         75,000          75,000
                                       Service Center Operations

     J. Thomas Montgomery, Jr.         Former Vice President--Finance & Treasurer       75,000          75,000

In March 2000, the Compensation Committee and the TIMET Board approved an extension of the repayment terms for Dr. Broz, Mr. Dixey, Ms. Lundberg, Mr. Monahan and Mr. Montgomery until the earlier of five years after termination of employment or the date on which the stock collateral could be sold and the loan fully liquidated at no loss. Any accrued interest during such period may be deferred, in which case it will be added to the principal amount outstanding.

APPROVAL OF THE LOAN PLAN BY TIMET STOCKHOLDERS

The Board has determined that it is desirable for TIMET's Loan Plan to operate as an "eligible plan" under the margin loan provisions of Regulation U, and for TIMET, or a special purpose subsidiary of TIMET, to function as a "plan lender" under Regulation U, in order to permit maximum flexibility in administering the Loan Plan in a manner consistent with margin lending regulations. Such regulations require approval of the Company and the Company's stockholders in order to comply with the provisions of Regulation U. Therefore, TIMET is presenting the Loan Plan to stockholders for their consideration and approval at the Meeting as an eligible plan under Regulation U.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF TIMET COMMON STOCK PRESENT (IN PERSON OR BY PROXY) AND ENTITLED TO VOTE AT THE MEETING IS NECESSARY TO CONSTITUTE APPROVAL OF THE TIMET EXECUTIVE STOCK OWNERSHIP LOAN PLAN BY STOCKHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE TIMET EXECUTIVE STOCK OWNERSHIP LOAN PLAN.

                                PERFORMANCE GRAPH

Set forth below is a line graph comparing, for the period commencing June 5, 1996 (the date upon which TIMET Common Stock was first registered under Section 12 of the Exchange Act) through December 31, 1999, the cumulative total stockholder return on TIMET Common Stock against the cumulative total return of
(a) the S&P Composite 500 Stock Index and (b) a self-selected peer group, comprised solely of RTI International Metals, Inc. (NYSE: RTI) (formerly RMI Titanium Company), the principal U.S. competitor of TIMET in the titanium metals industry for which meaningful, same-period stockholder return information is available. The graph shows the value at December 31 of each year, assuming an original investment of $100 in each and reinvestment of cash dividends and other distributions to stockholders.


       COMPARISON OF CUMULATIVE RETURN AMONG TITANIUM METALS CORPORATION,
           S&P COMPOSITE 500 STOCK INDEX AND SELF-SELECTED PEER GROUP

                                    [GRAPH]

                  06/04/1996        12/31/1996        12/31/1997        12/31/1998        12/31/1999
TIMET                $100              $143              $126             $ 37              $ 20
RTI                   100               145               104               72                39
S&P 500               100               111               149              191               231

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

RELATIONSHIPS WITH RELATED PARTIES

As set forth under the heading "Security Ownership" above, TIMET may be deemed to be controlled by Harold C. Simmons. Tremont and other entities that may be deemed to be controlled by or related to Mr. Simmons sometimes engage in (a) intercorporate transactions with related companies such as guarantees, management and expense sharing arrangements, shared fee arrangements, joint ventures, partnerships, loans, options, advances of funds on open account, and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties, and (b) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases, and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of a publicly held, minority equity interest in another related party. TIMET continuously considers, reviews and evaluates, and understands that Contran, Valhi, NL, Tremont and related entities also consider, review and evaluate, such transactions. Depending upon the business, tax and other objectives then relevant, it is possible that TIMET might be a party to one or more of such transactions in the future. It is the policy of TIMET to engage in transactions with related parties on terms that are, in the opinion of TIMET, no less favorable to TIMET than could be obtained from unrelated parties.

J. Landis Martin, Chairman of the Board, President and Chief Executive Officer of TIMET, is also Chairman of the Board, President and Chief Executive Officer of Tremont. Mr. Martin also serves as a director and President and Chief Executive Officer of NL. Glenn R. Simmons, a director of TIMET, is also Vice Chairman of the Board of Contran and Valhi and a director of Tremont and NL. General Thomas P. Stafford, a director of TIMET, is also a director of Tremont and NL. Steven L. Watson, a director of TIMET, is also a director and executive officer of Contran and Valhi, and an Assistant Secretary of NL and Tremont. Robert E. Musgraves, Executive Vice President, General Counsel and Secretary of TIMET, is also Vice President, General Counsel and Secretary of Tremont. Mark A. Wallace, Executive Vice President, Chief Financial Officer and Treasurer of TIMET, is also Vice President, Chief Financial Officer and Treasurer of Tremont. Joan H. Prusse, Assistant General Counsel and Assistant Secretary of TIMET holds similar positions at Tremont. David P. Burlage, Assistant Treasurer of TIMET holds a similar position at Tremont. Robert D. Hardy, Assistant Treasurer of TIMET, holds a similar position at Tremont and is also Vice President-Controller of NL. TIMET understands that all such persons are expected to continue to serve in such capacities in 2000. Such individuals divide their time among the companies for which they serve as officers. Such management interrelationships and intercorporate relationships may lead to possible conflicts of interest. These possible conflicts of interest may arise from the duties of loyalty owed by persons acting as corporate fiduciaries to two or more companies under circumstances in which such companies may have conflicts of interest.

Although no specific procedures are in place that govern the treatment of transactions among TIMET, Tremont, Contran, Valhi, and NL, the board of directors of each of these companies (with the exception of Contran) includes one or more members who are not officers or directors of any entity that may be deemed to be related to TIMET. Additionally, under applicable principles of law, in the absence of stockholder ratification or approval by directors who may be deemed disinterested, transactions involving contracts among companies under common control must be fair to all companies involved. Furthermore, directors and officers owe fiduciary duties of good faith and fair dealing to stockholders of all the companies for which they serve.

CONTRACTUAL RELATIONSHIPS

Tremont Intercorporate Services Agreement

TIMET and Tremont are parties to an intercorporate services agreement (the "Tremont ISA") that provides that TIMET will render certain management, financial, tax and administrative services to Tremont, including provision for the reimbursement by Tremont to TIMET of a portion of the salary, bonus and overhead expense for the executive officers of Tremont. The Tremont ISA is subject to automatic renewal and may be terminated by either party pursuant to written notice delivered at least 30 days prior to a quarter-end. During 1999, fees for services provided by TIMET to Tremont were approximately $0.2 million. TIMET expects to enter into a similar agreement for 2000 providing for comparable services and payments.

NL Intercorporate Services Agreement

TIMET and NL are parties to an intercorporate services agreement (the "NL ISA") whereby NL provides certain insurance, risk management, real property, internal audit, tax and executive secretarial services to TIMET. During 1999, fees for services provided by NL to TIMET were approximately $0.3 million. The NL ISA is subject to automatic renewal and may be terminated by either party pursuant to written notice delivered at least 30 days prior to a quarter-end. TIMET expects to enter into a similar agreement for 2000 providing for comparable services and payments.

Utility Services

In connection with the operations of TIMET's Henderson, Nevada facility, TIMET purchases utility services from Basic Investments, Inc. and/or its subsidiaries (collectively, "BII") pursuant to various agreements. A 75%-owned subsidiary of Tremont owns approximately 32% of the outstanding equity securities of BII (representing 26% of the voting securities of BII). During 1999, the aggregate fees for such utility services provided by BII to TIMET were approximately $1.8 million.

Shareholders' Agreement

In connection with the acquisition by TIMET in 1996 of IMI Titanium, TIMET, Tremont, IMI, plc ("IMI") and two of IMI's affiliates, IMI Kynoch Ltd. and IMI Americas Inc., entered into an agreement dated February 15, 1996, as amended March 29, 1996 (the "Shareholders' Agreement"). Among other things, pursuant to the Shareholders' Agreement, IMI Americas, Inc. granted to Tremont an option (the "IMI Option") to acquire 2,012,920 shares of TIMET Common Stock, 504,230 shares of which Tremont assigned to Union Titanium Sponge Corporation ("UTSC"), TIMET's other shareholder at that time, and 1,615 shares of which Tremont relinquished in 1996. In February 1999, the portion of the IMI Option held by UTSC reverted to Tremont, and Tremont exercised the option to acquire 2,011,305 shares of TIMET Common Stock. Such shares are reflected in the table under the heading "Ownership of TIMET Common Stock" above.

The Shareholders' Agreement also contains provisions that regulate certain matters relating to the governance of TIMET originally as among TIMET, Tremont and its affiliates, and IMI and its affiliates. TIMET agreed in the Shareholders' Agreement that, among other things, so long as Tremont (as the only remaining shareholder party) continues to hold at least 10% of the outstanding shares of TIMET Common Stock, TIMET will not, without the approval of Tremont, cause or permit the dissolution or liquidation of itself or any of its subsidiaries or the filing by itself of a petition in bankruptcy, or the commencement by TIMET of any other proceeding seeking relief from its creditors. TIMET also agreed to provide Tremont certain periodic information about TIMET and its subsidiaries, which right is subject to confidentiality restrictions.

Registration Rights

Under the Shareholders' Agreement, Tremont is entitled to certain rights with respect to the registration under the Securities Act of the shares of TIMET Common Stock that Tremont holds. The Shareholders' Agreement generally provides, subject to certain limitations, that (i) Tremont has two rights, only one of which can be on Form S-1, to require TIMET to register under the Securities Act an amount of not less than $25 million of registrable securities; and (ii) if TIMET proposes to register any securities under the Securities Act (other than a registration on Form S-4 or Form S-8, or any successor or similar form), whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, Tremont has the right to require TIMET to include in such registration the registrable securities held by Tremont or its permitted transferees so long as Tremont holds in excess of 5% of the outstanding shares of TIMET Common Stock (or to sell the entire balance of any such registrable securities even though less than 5%). TIMET is obligated to pay all registration expenses in connection with a registration under the Shareholders' Agreement. Under certain circumstances, the number of shares included in such a registration may be limited. TIMET has agreed to indemnify the holders of any registrable securities to be covered by a registration statement pursuant to the Shareholders' Agreement, as well as the holders' directors and officers and any underwriters and selling agents, against certain liabilities, including liabilities under the Securities Act.

Option Reimbursement Agreement

In 1996, IMI and UTSC, which were, along with Tremont, the sole shareholders of TIMET at that time, each entered into a separate agreement with TIMET and Tremont whereby IMI and UTSC each agreed to reimburse Tremont for a portion of the cost to Tremont associated with the exercise of certain Tremont stock options issued to employees of TIMET pursuant to the Tremont Stock Incentive Plan. The reimbursement payments are calculated by multiplying (x) the number of shares of Tremont Common Stock covered by such exercised option by (y) the difference between (i) the closing sale price of Tremont Common Stock on the NYSE Composite Tape on the date of exercise, not to exceed $34, minus (ii) $16.625, and (z) multiplying the resulting product by (i) 0.16 in the case of UTSC and (ii) 0.34 in the case of IMI. The maximum aggregate payments to be made by IMI and UTSC to Tremont under such agreements are limited to $1.1 million and $520,000, respectively. Pursuant to these agreements, reimbursements due from IMI and UTSC to Tremont were less than $1,000 each during 1999.

Aircraft

In 1999, NL purchased for $2.85 million a 25% undivided interest in an aircraft. The seller of the aircraft interest to NL reacquired the interest from TIMET in 1999 for $2.85 million. The purchase of the aircraft interest was unanimously approved by the outside directors of the Board, and TIMET understands that the purchase was similarly unanimously approved by the outside directors of NL's board. During 1999, NL charged $58,824 to TIMET for use of the aircraft, and TIMET charged $86,418 to NL for use of the aircraft. In 1998, TIMET paid NL $271,405 and NL paid TIMET $10,892 for aircraft usage.

Insurance Brokerage Commissions

"TRE Insurance" (a wholly owned subsidiary of Tremont), Valmont (a wholly owned subsidiary of Valhi), and EWI RE, Inc. ("EWI") arrange for or broker certain of TIMET's and Tremont's insurance policies. Parties related to Contran hold 90% of the outstanding common stock of EWI, and a son-in-law of Harold C. Simmons manages the operations of EWI. Consistent with insurance industry practices, TRE Insurance, Valmont and EWI receive commissions from the insurance and reinsurance underwriters for the policies that they arrange or broker. During 1999, TIMET and Tremont paid approximately $2.0 million and $0.2 million, respectively, for policies arranged or brokered by EWI and, in certain cases, also by either TRE Insurance or Valmont. These amounts principally included payments for reinsurance and insurance premiums paid to unrelated third parties, but also included commissions paid to TRE Insurance, Valmont and EWI. In TIMET's opinion, the amounts that TIMET paid for these insurance policies are reasonable and similar to those it could have obtained through an unrelated insurance broker and/or insurance company. TIMET understands that Tremont takes the same view with respect to the amounts paid by Tremont. TIMET expects that these relationships with TRE Insurance, Valmont, and EWI will continue in 2000.

TIMET believes that the terms of the foregoing contractual relationships, agreements and other transactions with related parties were no less favorable to TIMET than it might have obtained from unaffiliated third parties.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires TIMET's executive officers, directors, and persons who own beneficially more than 10% of a registered class of TIMET's equity securities to file reports of ownership and changes in ownership with the Commission and TIMET. Based solely on a review of copies of the Section 16(a) reports furnished to TIMET and written representations by certain reporting persons, TIMET believes that all of TIMET's executive officers, directors and greater than 10% beneficial owners filed on a timely basis all reports required during and with respect to the fiscal year ended December 31, 1999.

                         INDEPENDENT PUBLIC ACCOUNTANTS

The firm of PricewaterhouseCoopers LLP served as TIMET's independent public accountants for the year ended December 31, 1999 and is currently expected to be considered for appointment by the Board of Directors as such for the year ending December 31, 2000. Representatives of PricewaterhouseCoopers LLP are expected to attend the Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

                  STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at TIMET's annual stockholder meetings, consistent with rules adopted by the Commission. Such proposals must be received by TIMET no later than December 6, 2000 to be considered for inclusion in the proxy statement and form of proxy relating to the 2001 Annual Meeting of Stockholders. Any such proposals should be addressed to: Corporate Secretary, Titanium Metals Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202.

                                  OTHER MATTERS

The Board of Directors knows of no other business to be presented for consideration at the Meeting. If any other matters properly come before the Meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on such matters in accordance with their best judgment.

                         1999 ANNUAL REPORT ON FORM 10-K

TIMET's 1999 Annual Report on Form 10-K, as filed with the Commission, is included as a part of TIMET's 1999 Annual Report which accompanies this Proxy Statement. Additional copies are available to stockholders without charge upon request by writing: Investor Relations Department, Titanium Metals Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202.


                                                     TITANIUM METALS CORPORATION

Denver, Colorado
April 4, 2000

                                   APPENDIX A


                           TITANIUM METALS CORPORATION
                       EXECUTIVE STOCK OWNERSHIP LOAN PLAN

I.       PURPOSE

The purpose of the Titanium Metals Corporation Executive Stock Ownership Loan Plan is to provide a means by which certain employees of the Company may acquire a meaningful stake in the Company by purchasing securities of the Company with funds loaned by the Company, so as to align the interests of the executives with those of the shareholders of the Company.

II.      EFFECTIVE DATE OF PLAN

The effective date of the Plan shall be February 19, 1998.

III.     DEFINITIONS

(a) "Base Salary" shall mean a Participant's annual base salary in effect on the date of a Loan.

(b) "BUCS" shall mean, collectively, the convertible preferred securities designated the 6 5/8% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities issued by the Trust, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(c) "Committee" shall mean the Management Development and Compensation Committee of the Company's Board of Directors.

(d)      "Company" shall mean Titanium Metals Corporation.

(e) "Lender" shall mean the Company or any wholly owned subsidiary of the Company formed for such purpose (including, without limitation, TIMET Colorado Corporation).

(f) "Loan" shall mean a loan from a Lender to a Participant, subject to the requirements of this Plan.

(g) "Loan Documents" shall mean the promissory note, the loan and pledge agreement, and such other documentation relating to a Loan as the Company may deem appropriate.

(h) "Participant" shall mean an employee of the Company who is eligible for a Loan, as determined under Section IV.

(i) "Plan" shall mean this Titanium Metals Corporation Executive Stock Ownership Loan Plan, as it may be amended from time to time.

(j) "TIMET Stock" shall mean any securities of Titanium Metals Corporation, including common stock, preferred stock, or BUCS.

(k) "Trust" shall mean the TIMET Capital Trust I, a Delaware business trust, and its successors and assigns.

IV.      ELIGIBILITY

The Committee will determine from time to time which employees of the Company are eligible to be Participants.

V.       ADMINISTRATION

The Committee will have the authority to administer the Plan. Except as may otherwise be determined by the Committee, Loans extended under the Plan shall be made in accordance with the following terms and conditions:

(a) No more than two Loans may be granted to any Participant in any calendar year.

(b) The amount of any one Loan to any Participant may not exceed 50% of such Participant's Base Salary, and the aggregate amount of all Loans to any Participant may not exceed 200% of such Participant's Base Salary (in effect on the date of the most recent Loan).

(c) Loan proceeds may be used solely to purchase TIMET Stock (including payment of any related brokerage fees).

(d) Each Loan shall be evidenced by Loan Documents, in such form as may be established from time to time by the Committee, entered into by a Participant and Lender.

(e) The principal amount of a Loan will be repaid as provided for in the Loan Documents; provided, that, repayment of principal shall commence on the sixth (6th) anniversary of the Loan date and the Loan shall mature in full on the tenth (10th) anniversary of the Loan date. The Committee shall have the authority to extend the time for repayment or modify the other terms for the payment of principal, as it may determine to be appropriate in the case of any Participant whose employment with the Company is terminated by the Company or by reason of a participant's death or disability.

(f) Each Loan shall bear interest, payable as provided for in the Loan Documents. The interest rate will initially be determined on the date each Loan is made, which rate shall apply during the calendar year in which the Loan is made and which will be equal to TIMET's then-effective borrowing rate on the date the Loan is made plus .0625%. Thereafter, as provided for in the Loan Documents, the Company shall determine, as of January 2 of each subsequent year, the rate that shall be effective for all outstanding Loans for that entire year, which will be equal to TIMET's then-effective borrowing rate on January 2 plus .0625%. In the event of a default on any Loan, the interest rate applicable to such Loan shall be adjusted as described in the Loan Documents. The Committee shall have the authority to extend the time for repayment or modify the other terms for the payment of interest, as it may determine in its discretion to be appropriate, in the case of any Participant whose employment with the Company is terminated by the Company or by reason of the participant's death or disability.

(g) Each Loan must be secured by all of the TIMET Stock purchased with the Loan proceeds. The Company will hold possession of any certificates representing such collateral securities until the Loan is paid in full.

(h) Each Loan must be repaid in full within ninety (90) days after a Participant's termination of employment with Company, unless a sale of the TIMET Stock securing such Loan at such time would result in a short-swing profit liability under applicable securities laws, in which case repayment will be required on the earliest date on which such sale could occur without resulting in such liability.

(i) Notwithstanding any other provision in this Plan, subject to any limitations set forth in the Loan Documents a Participant may elect to sell all or any portion of the TIMET Stock purchased with the proceeds of a Loan; provided, however, that the Participant is eligible to sell such TIMET Stock under applicable securities laws and provided, further, that the Participant is not then in default under any Loan. The Company shall be entitled to receive all of the proceeds of any such voluntary sale (after reduction for any commissions incurred in such sale), which proceeds will be applied in the following manner:

         (1) first, to pay any federal or state income taxes owing by the Participant as a result of such sale;

         (2) second, to pay any outstanding interest owed on any Loan, including interest amounts then due and interest accrued with respect to the Loan being repaid;

         (3) third, to pay any outstanding principal on any Loans (in the order of maturity, starting with the oldest Loan) in proportion to the TIMET Stock securing a given loan that is sold (i.e., if the Participant elects to sell 50% of his or her TIMET Stock securing a Loan, then the Participant would be required to pay 50% of the principal of such Loan); provided that if the sale proceeds are not sufficient to pay this principal amount, the Participant may not sell the TIMET Stock unless the Participant agrees to pay to the Company the remaining principal amount required under this subsection at the time of the sale of the TIMET Stock; and

         (4) fourth, any remaining proceeds will be paid to the Participant.

(j) The Loan Documents will provide that each Loan is full recourse to the Participant individually, except in the case of the termination of the Participant's employment by the Company or in the event of a sale by the Company of all of the TIMET Stock securing a Loan upon an event of default, in which case the Loan shall be recourse to the Participant individually only as to 70% of the net Loan balance (net of any of the items listed in subsections (V)(i) above), and after the application of the proceeds from the sale of all TIMET Stock securing such Loan.

VI.      MISCELLANEOUS

(a) This Plan is not a contract of employment. No term of this Plan shall be construed to confer on any Participant the right to continue in the employ of the Company for any period of time or to restrict the right of the Company to terminate or change the terms of any Participant's employment with the Company at any time, including, without limitation, any Participant's position or rate of compensation. No Participant shall have any right to future participation in this Plan.

(b) No right or interest of any Participant in this Plan shall be assignable or transferable or be subject to any lien, directly, by operation of law, or otherwise, including by execution, levy, garnishment, attachment, pledge, or bankruptcy.

(c) This instrument, along with the Loan Documents, contains the entire understanding between the Company and the Participants relating to the Plan and supersedes any prior description of the Plan or agreement pertaining to the Plan (except for any previously-executed Loan Documents) between such parties, whether written or oral.

(d) This Plan shall be construed in accordance with, and shall be governed by the laws of the State of Colorado.

(e) To the extent that any one or more of the provisions of this Plan shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

(f) The section headings are for convenience only and shall not be used in interpreting or construing the Plan.

(g) This Plan may be amended by action taken by the Committee or by the full Board of Directors of the Company.

                                     [LOGO]



                           TITANIUM METALS CORPORATION
                            1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO 80202

                                      PROXY


                           TITANIUM METALS CORPORATION
                            1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO 80202

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 17, 2000

The undersigned hereby appoints Mark A. Wallace, Robert E. Musgraves, and Joan
H. Prusse, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2000 Annual Meeting of Stockholders (the "Meeting") of Titanium Metals Corporation, a Delaware corporation ("TIMET"), to be held at the Company's executive offices located at 1999 Broadway, Suite 4300, Denver, Colorado on Wednesday, May 17, 2000, at 10:00 a.m. (Mountain Time), and at any adjournment or postponement of said Meeting, all of the shares of Common Stock ($.01 par value) of TIMET standing in the name of the undersigned or which the undersigned may be entitled to vote on the matters described on the reverse side of this card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TITANIUM METALS CORPORATION. PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                (Continued and to be signed on the reverse side)

                                SEE REVERSE SIDE

[X] Please mark your votes as in this example.

This proxy, if properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees named in
Item 1 below and "FOR" approval of the Executive Stock Ownership Loan Plan as set forth in Item 2.

The Board of Directors recommends a vote "FOR" each of the director nominees named in Item 1 below and "FOR" the proposal set forth in Item 2.

1. Election of Six Directors          FOR ALL           WITHHELD AS TO ALL
                                                 (except as marked below)

                                          [ ]                    [ ]

     Vote withheld as to the following nominee(s):      Nominees:
                                                        Joseph S. Compofelice
                                                        Edward C. Hutcheson, Jr.
                                                        J. Landis Martin
                                                        Glenn R. Simmons
                                                        Gen. Thomas P. Stafford
                                                        Steven L. Watson
-------------------------------------


2.  Approval of the Executive Stock Ownership
         Loan Plan                                  FOR      AGAINST  ABSTAIN

                                                    [ ]        [ ]       [ ]



3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof.

    Please sign exactly as your name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please show full corporate name and sign authorized officer's name and title. If a partnership, please show full partnership name and sign authorized person's name and title.

    The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at such meeting and any adjournment or postponements thereof.


                                          --------------------------------------

                                          --------------------------------------
                                          SIGNATURE(S)                    DATE